UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2006

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the first quarter of 2006.

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 19, 2006, Mission Energy Holding Company’s subsidiary, Edison Mission Energy (“EME”), entered into a purchase agreement (the “Purchase Agreement”) for the sale of $500,000,000 aggregate principal amount of its 7.50% Senior Notes due 2013 (the “Tranche A Notes”) and $500,000,000 aggregate principal amount of its 7.75% Senior Notes due 2016 (the “Tranche B Notes”, and collectively with Tranche A Notes, the “Notes”) to several initial purchasers (the “Purchasers”). The closing of the Purchase Agreement is expected to occur on or about June 6, 2006, subject to customary closing conditions, including but not limited to the consummation of EME’s tender offer and consent solicitation with respect to its outstanding 10% Senior Notes due August 15, 2008 and 9.875% Senior Notes due April 15, 2011.

The Purchase Agreement contains customary representations and warranties on the part of EME. The Purchase Agreement also contains customary indemnification and contribution provisions whereby EME and the Purchasers, severally and not jointly, have agreed to indemnify each other against certain liabilities or to contribute to payments which they may be required to make in that respect.

EME will pay interest on the Notes on June 15 and December 15 of each year, beginning on December 15, 2006. The Notes will be redeemable by EME at any time at a price equal to 100% of the principal amount of, plus accrued and unpaid interest on, the Notes plus a “make-whole” premium. The Tranche A Notes will mature on June 15, 2013, and the Tranche B Notes will mature on June 15, 2016.

The Notes will be EME’s senior unsecured obligations and will rank equal in right of payment to all of EME’s existing and future senior unsecured indebtedness, and will be senior to all of EME’s future subordinated indebtedness. EME’s secured debt and its other secured obligations will be effectively senior to the Notes to the extent of the value of the assets securing such debt or other obligations. None of EME’s subsidiaries will guarantee the Notes and, as a result, all the existing and future liabilities of EME’s subsidiaries will be effectively senior to the Notes.

The indenture that will govern the Notes, including any supplemental indentures, will contain affirmative and negative covenants and events of default. Upon the occurrence of an event of default (other than events of default due to certain events of bankruptcy, insolvency or reorganization), the trustee or the holders of not less than 25% in principal amount of the Notes outstanding may declare all outstanding Notes to be due and payable immediately.

The Notes are being offered by the Purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, and outside the United States in accordance with Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are so registered, the Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions. In connection with the closing of the Purchase Agreement, EME and the Purchasers will enter into a registration rights agreement, pursuant to which EME will agree to offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act.

A copy of the press release issued on May 19, 2006, announcing the pricing of the Notes, is incorporated herein by reference to Exhibit 99.1 to EME’s Current Report on Form 8-K dated May 19, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press release, dated May 19, 2006, announcing the pricing of the Notes, incorporated by reference to Exhibit 99.1 to EME’s Form 8-K dated May 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

Date:	May 25, 2006	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer